EXHIBIT 3.3(i)

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              DERBY RESOURCES, INC.

         The undersigned, President and Secretary of Derby Resources, Inc., a Nevada corporation (the "Corporation"), hereby certify:

         That the Board of Directors of the Corporation by unanimous written consent dated the I4th day of February, 2001, adopted a resolution to amend the original articles of incorporation as follows:

         First: Article FOURTH of the Certificate of Incorporation is hereby amended to read as follows:

         "FOURTH: The Corporation shall be authorized to issue the following shares:

         CLASS             Number of Shares            Par Value
         -----             ----------------            ---------

         Common            50,000,000                  $.001
         Preferred          5,000,000                  $.01

         The Preferred Stock may be issued in one or more series at the discretion of the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restriction thereof."

         Second: The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 689,700. The said amendment has been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         Third:   This Amendment shall be effective upon filing.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President, James Charles and its Secretary, Richard Starke this 14th day of February, 2001.

                                        /s/ James Charles
                                        -----------------
                                        James Charles, President


                                        /s/ Richard Starke
                                        ------------------
                                        Richard Starke, Secretary


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                            UNANIMOUS WRITTEN CONSENT
                                       OF
                                    DIRECTORS
                                       OF
                              DERBY RESOURCES, INC.
                               IN LIEU OF MEETING

                           ___________________________


         THE UNDERSIGNED, being all of the directors of Derby Resources, Inc., a Nevada corporation (the "Corporation"), hereby waive notice of and the holding of a meeting of the Board of Directors of said Corporation, and we do hereby unanimously consent to and adopt the following Resolutions this 14th day of February, 2001:

         RESOLVED, that an amendment to Article FOURTH of the Certificate of Amendment to the Certificate of Incorporation shall be approved whereby the authorized common shares of this Corporation shall be increased to 50,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of Preferred stock, par value $.0l, which shares of Preferred stock may be issued in one or more series at the discretion of the Board of Directors, with such rights, preferences, restrictions and limitations as shall be established by the Board of Directors; and

         RESOLVED, that the attached 2001 Compensatory Stock Option Plan and the attached 2001 Employee Stock Compensation Plan are hereby approved;

         RESOLVED, that the officers of the Corporation are hereby authorized to take such actions and execute such documents as they deem necessary and proper to effectuate the foregoing resolutions.

                                        /s/ Richard Starke
                                        ------------------
                                        Richard Starke, Director


                                        /s/ Joseph Pioppi
                                        -----------------
                                        Joseph Pioppi, Director


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